Exhibit 99.6

                              Ronald O. Perelman
                              35 East 62nd Street
                           New York, New York 10021


                                                             December 3, 2002

M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021


                  Re:  Termination of Letter Agreement

Gentlemen:

         Reference is hereby made to the Letter Agreement, dated as of April 19, 2001 (the "Letter Agreement"), between M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide") and myself.

         The undersigned hereby agree that the Letter Agreement is hereby terminated, effective as of the date hereof, and as a result of such termination, neither M & F Worldwide (nor any of its respective directors or officers) nor myself shall have any further obligations or liabilities to the other in connection with or arising out of the Letter Agreement or its termination.

                                                     Very truly yours,

                                                     /s/ Ronald O. Perelman

                                                     Ronald O. Perelman





ACCEPTED AND AGREED:

M & F WORLDWIDE CORP.


By: /s/ Howard Gittis
    ---------------------------
Name:   Howard Gittis
Title:  Chairman of the Board of
        Directors, President and Chief
        Executive Officer